Exhibit 99.1

Next Technology Holding Inc. Appoints Transhare Corporation as

Transfer Agent

September 27, 2024

Dear Shareholder:

I am writing today to update you on an important Next Technology Holding Inc. (the “Company”) operational change. In order to maximize cost savings and operational efficiencies for its shareholders, the Company has appointed Transhare Corporation as its transfer agent.

This change is effective today, September 27, 2024, and includes the transfer of your directly held shares of the Company’s common stock to Transhare Corporation’s platform. There is no action required on your part for this transaction.

Should you wish to sell any of your shares of the Company’s common stock, Transhare Corporation can assist you with your transaction.

Telephone Inquiries:	303-662-1112 (U.S)

Email Inquiries:	info@transhare.com

Written Requests:	Transhare Corporation 17755 US Hwy 19 N. Suite 140 Clearwater, Fl. 33764

Thank you for your support as we continue to streamline our operations as a publicly listed company.

Sincerely,

Weihong Liu

Chief Executive Officer